UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 11, 2007

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33679	95-4695021
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)
1100 Glendon Ave., Suite 1250, Los Angeles, California 90024

(Address of principal executive offices)            (Zip Code)
(310) 824-6200

Registrant’s telephone number, including area code
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
     On October 11, 2007, the Board of Directors of PeopleSupport, Inc. (the “Company”) approved grants of restricted common stock units (“RSUs”) to certain executive officers as a retention incentive. In connection with the grants, the Compensation Committee of the Board consulted with an independent third-party compensation advisory firm. Shares covered by the RSUs vest on the third anniversary of the grant date, if the individual has been in service to the Company through that date. Vesting will accelerate in full, however, if, following an acquisition or similar change of control of the Company, the individual (a) is terminated without cause, (b) is relocated, (c) experiences a diminution in title or duties, or (d) has his or her compensation reduced. The retention RSU grants to executives were as follows:

Name and Principal Position	RSUs
Lance Rosenzweig	130,000 shares
Chairman of the Board, President and Chief Executive Officer

Caroline Rook	78,000 shares
Chief Financial Officer

Rainerio Borja	78,000 shares
President, PeopleSupport Philippines Vice President of Strategic Programs

Richard Bledsoe	58,500 shares
Chief Operating Officer

Joseph Duryea	71,500 shares
Vice President of Sales

Jennifer Sherry	19,500 shares
Vice President of Global Human Resources

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
October 17, 2007

PeopleSupport, Inc., a Delaware corporation
By:	/s/ Lance Rosenzweig
President, Chief Executive Officer and
Chairman of the Board of Directors